As filed with the Securities and Exchange Commission on April 24, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESSCO TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	52-0729657
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

11126 McCormick Road
Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

TESSCO TECHNOLOGIES INCORPORATED

SECOND AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN

(Full title of the plan)

David M. Young

Senior Vice President and Chief Financial Officer

11126 McCormick Road

Hunt Valley, Maryland  21031

(Name and address of agent for service)

(410) 229-1000

(Telephone number, including area code, of agent for service)

with a copy to:

Douglas M. Fox, Esquire

Ballard Spahr Andrews & Ingersoll, LLP

18th Floor

300 East Lombard Street

Baltimore, Maryland  21202-3268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share, with attached Preferred Stock Purchase Rights	150,000 shares	$8.24	$1,236,000	$68.97

(1)

Each share of TESSCO Technologies Incorporated (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), has attached thereto one Preferred Stock Purchase Right (each, a “Right”) issued pursuant to a Rights Agreement, dated as of February 1, 2008, between the Registrant and Mellon Investor Services, LLC, as rights agent. No separate consideration is payable for the Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

(2)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock (and related Rights) issuable in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Global Market on April 22, 2009.

(4)	Calculated under Section 6(b) of the Securities Act as .00005580 of the aggregate offering price.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

TESSCO Technologies Incorporated (the “Registrant”) is filing this registration statement to register an additional 150,000 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan (the “Plan”).  The increase in the number of shares authorized for issuance under the Plan as well as certain other amendments to the Plan that are described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on June 20, 2008, were approved by the Registrant’s shareholders on July 24, 2008.  The Registrant previously filed registration statements on Form S-8 on December 7, 1994 (Reg. No. 33-87178) and August 12, 2004 (Reg. No. 333-118177) covering 1,758,750 split adjusted shares of the Registrant’s Common Stock authorized for issuance under prior versions of the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission, are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended March 30, 2008, filed with the Commission on June 12, 2008, as amended by Form 10-K/A filed with the Commission on July 25, 2008;

•

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2008, filed with the Commission on August 13, 2008, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, filed with the Commission on November 12, 2008 and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2008, filed with the Commission on February 11, 2008;

•

all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant’s fiscal year ended March 30, 2008 (except for any reports, or portions of reports, that are not deemed “filed” with the Commission);

•

the description of the Common Stock of the Registrant contained in its Registration Statement on Form S-1, and amendments thereto (File No. 33-82834), which is incorporated by reference into its Registration Statement on Form 8-A (File No. 0-24746) filed by the Registrant pursuant to the Exchange Act; and

•	the description of the Registrant’s Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A (File No. 1-33938) filed by the Registrant pursuant to the Exchange Act.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Registrant is not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the Commission.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1.1

Amended and Restated Certificate of Incorporation of the Registrant filed on September 29, 1993 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-1 (No. 33-81834)).

3.1.2

Certificate of Retirement of the Registrant filed on January 13, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-1 (No. 33-81834)).

3.1.3

Certificate of Amendment to Certificate of Incorporation of the Registrant filed on July 20, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Registration Statement of Form S-1 (No. 33-81834)).

3.1.4

Certificate of Amendment to Certificate of Incorporation of the Registrant filed on September 6, 1996 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 28, 1997).

3.1.5

Certificate of Correction of Certificate of Amendment of the Registrant filed on February 7, 2007 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 24, 2006).

3.1.6

Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant filed on February 1, 2008 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 1, 2008).

3.2	Third Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 1, 2008).

4.1

Rights Agreement, dated as of February 1, 2008, between the Registrant and Mellon Investor Services, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B) (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 1, 2008).

4.2

TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2008).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hunt Valley, Maryland, on April 24, 2009.

TESSCO TECHNOLOGIES INCORPORATED

By:	/s/ David M. Young
Name:	David M. Young
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Barnhill, Jr. and David M. Young, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert B. Barnhill, Jr.	President, Chief Executive Officer	April 24, 2009
Robert B. Barnhill, Jr.	and Chairman of the Board
(principal executive officer)

/s/ David M. Young	Senior Vice President and	April 24, 2009
David M. Young	Chief Financial Officer
(principal financial and accounting officer)

/s/ John D. Beletic	Director	April 24, 2009
John D. Beletic

/s/ Jay G. Baitler	Director	April 24, 2009
Jay G. Baitler

/s/ Benn R. Konsynski	Director	April 24, 2009
Benn R. Konsynski

/s/ Daniel Okrent	Director	April 24, 2009
Daniel Okrent

/s/ Dennis J. Shaughnessy	Director	April 24, 2009
Dennis J. Shaughnessy

/s/ Morton F. Zifferer, Jr.	Director	April 24, 2009
Morton F. Zifferer, Jr.

EXHIBIT INDEX

Exhibit Number	Description

3.1.1

Amended and Restated Certificate of Incorporation of the Registrant filed on September 29, 1993 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-1 (No. 33-81834)).

3.1.2

Certificate of Retirement of the Registrant filed on January 13, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Registration Statement on Form S-1 (No. 33-81834)).

3.1.3

Certificate of Amendment to Certificate of Incorporation of the Registrant filed on July 20, 1994 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Registration Statement of Form S-1 (No. 33-81834)).

3.1.4

Certificate of Amendment to Certificate of Incorporation of the Registrant filed on September 6, 1996 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 28, 1997).

3.1.5

Certificate of Correction of Certificate of Amendment of the Registrant filed on February 7, 2007 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 24, 2006).

3.1.6

Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant filed on February 1, 2008 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 1, 2008).

3.2	Third Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 1, 2008).

4.1

Rights Agreement, dated as of February 1, 2008, between the Registrant and Mellon Investor Services, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B) (incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 1, 2008).

4.2

TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2008).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).